Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the statements made under Item 4 of Form 8-K of Cascade Mountain Mining Company, Inc., formerly Web Views Corporation.

                          /s/  Withey Addison LLP, Chartered Accountants
                          ------------------------------------------------
                          Withey Addison LLP, Chartered Accountants
June 25, 2003

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